Exhibit 10.1

PATENT PURCHASE AGREEMENT

This PATENT PURCHASE AGREEMENT (“Agreement”) is entered into on November 21, 2005 (“Effective Date”) by and between Mount Hamilton Partners, LLC with an office at 650 Castro Street, Suite 120-333, Mountain View, CA 94041 (“Purchaser”), and eAcceleration Corp., a Delaware corporation with an address at 1050 NE Hostmark St., Suite 100B Poulsbo, WA 98370 (“Seller”).  The parties hereby agree as follows.

1.	BACKGROUND

1.1	Seller owns certain United States Letters Patents and/or applications for United States Letters Patents and/or related foreign patents and applications.

1.2	Seller wishes to sell to Purchaser all right, title and interest in such patents and applications and the causes of action to sue for infringement thereof and other enforcement rights.

1.3	Purchaser wishes to purchase from Seller all right, title and interest in the Assigned Patent Rights (defined below), free and clear of any restrictions, liens, claims and encumbrances.

2.	DEFINITIONS

2.1	“Assigned Patent Rights” means Patents and the additional rights set forth in paragraph 4.2.

2.2	“Assignment Agreements” means the agreements assigning ownership of the Patents from the inventors and/or the prior owners to Seller.

2.3	“List of Prosecution Counsel” means the names and addresses of prosecution counsel who prosecuted the Patents and/or who are currently handling the Patents.

2.4

“Patents” means (i) each of the provisional patent applications, patents applications and patents listed on Exhibits A and B (as such lists may be updated based on Purchaser’s review of the Deliverables) hereto, (ii) all patents or patent applications to which any of the foregoing claim priority, and (iii) all reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, and divisions of such patents and applications; and (iv) foreign counterparts to any of the foregoing, including certificates of invention, utility models, industrial design protection, design patent protection, and other governmental grants, and (v) any of the forgoing in (ii)-(iv) whether or not expressly listed in Exhibit A and whether or not abandoned, rejected, or the like.

3.	DELIVERY AND PAYMENT

3.1

Delivery.  Within ten (10) days following the Effective Date, Seller shall deliver to Purchaser the Assignment Agreements, an original notarized Assignment of Patent Rights (Exhibit B hereto), the List of Prosecution Counsel, and all files and original documents owned or controlled by Seller (including, Letters Patents, assignments, and other documents necessary to establish that the Seller’s representations and warranties of Section 6 are true and correct) relating to the Patents, including, without limitation, all prosecution files for pending patent applications included in the Patents, and its own files relating to the issued Patents (“Initial Deliverables”).  Seller acknowledges that Purchaser may request additional documents based on Purchaser’s review of the Initial Deliverables (such additional documents and the Initial Deliverables, collectively, the “Deliverables”), and that as a result of Purchaser’s review, the amount of payment and the assets listed in Exhibits A and B may be revised.

3.2	Payment. At the Closing (as defined below), Purchaser shall pay to Seller the amount of Five Hundred Sixty Thousand Dollars ($560,000).

3.3

Closing.  When all conditions herein have been waived or satisfied, the closing of the sale of the Patents will occur (the “Closing”), but in no event prior to thirty days following the Seller’s delivery to Purchaser of the items listed in Section 3.1.

3.4	Conditions to Closing. The following are conditions precedent to the closing and to Purchaser’s obligation to make the payments contemplated by Section 3.1 of this Agreement:

(a) Delivery of the items listed in Section 2 and compliance with Section 5 to the reasonable satisfaction of Purchaser, and

(b) Purchaser’s reasonable satisfaction that, as of the Closing, the representations and warranties in Section 6 are true and correct.

3.5

Termination.  If the conditions to closing have not been met within thirty (30) days following Seller’s delivery to Purchaser of the items listed in Section 3.1, Purchaser will have the right to terminate this Agreement.

4.	TRANSFER OF PATENTS

4.1

Patent Assignment.  Subject to receipt of payment, Seller hereby sells, assigns, transfers and conveys to Purchaser all right, title and interest in and to the Patents and the Patent Rights (as defined in Exhibit B).

4.2	Assignment of Causes of Action. Subject to receipt of payment, Seller hereby also sells, assigns, transfers and conveys to Purchaser all right, title and interest in and to

(a) inventions and discoveries described in any of the Patents;

(b)

rights to apply in any or all countries of the world for patents, certificates of invention, utility models, industrial design protections, design patent protections, or other governmental grants of any type related to any of the Patents and the inventions and discoveries therein;

(c)

causes of action (whether currently pending, filed, or otherwise) and other enforcement rights, including, without limitation, all rights under the Patents and/or under or on account of any of the Patents and the foregoing category (b) to (i) damages, (ii) injunctive relief, and (iii) any other remedies of any kind for past, current and future infringement; and

(d) rights to collect royalties or other payments under or on account of any of the Patents or any of the foregoing.

5.	ADDITIONAL OBLIGATIONS

5.1

Further Cooperation.  At the reasonable request of Purchaser, Seller shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effective completely the consummation of the transactions contemplated hereby, including execution, acknowledgement and recordation of other such papers, and using commercially reasonable efforts to obtain the same from the respective inventors, as necessary or desirable for fully perfecting and conveying unto Purchaser the benefit of the transactions contemplated hereby.

5.2

Payment of Fees.  Prior to receipt of payment, Seller shall pay any outstanding maintenance fees, annuities, and the like due on the Patents as of the Effective Date.  Seller shall not be responsible for any maintenance fees, annuities, and the like due to payable on the Patents after the Effective Date.

6.	REPRESENTATIONS AND WARRANTIES

Seller hereby represents and warrants to Purchaser as follows that, as of the Effective Date and as of the Closing:

6.1

Authority.  Seller has the full power and authority, and has obtained all third party consents, approvals and/or other authorizations required, to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, the assignment of the Assigned Patent Rights to Purchaser.

6.2

Title and Contest.  Seller owns all right, title, and interest to the Assigned Patent Rights, including all right, title, and interest to sue for infringement of the Patents.  Seller has obtained and properly recorded previously executed assignments for the Assigned Patent

Rights as necessary to fully perfect its rights and title therein in accordance with governing law and regulations in each respective jurisdiction.  The Assigned Patent Rights are free and clear of all liens, claims, mortgages, security interests or other encumbrances, and restrictions.  There are no actions, suits, investigations, claims or proceedings threatened, pending or in progress relating in any way to the Assigned Patent Rights.  There are no existing contracts, agreements, options, commitments, proposals, bids, offers, or rights with, to, or in any person to acquire any of the Assigned Patent Rights.

6.3	Existing Licenses. No licenses under the Patents, or interest or rights in any of the Assigned Patent Rights, have been granted or retained.

6.4

Restrictions on Rights.  Purchaser shall not be subject to any covenant not to sue or similar restrictions on its enforcement or enjoyment of the Assigned Patent Rights as a result of any prior transaction related to the Assigned Patent Rights.

6.5

Conduct.  None of Seller or its representatives have engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate any of the Patents or hinder their enforcement, including but not limited to misrepresenting Seller’s patent rights to a standard-setting organization.

6.6

Enforcement.  Seller has not put a third party on notice of actual or potential infringement of any of the Patents.  Seller has not invited any third party to enter into a license under any of the Patents.  Seller has not initiated any enforcement action with respect to any of the Patents.

6.7

Patents Office Proceedings.  None of the Patents have been or are currently involved in any reexamination, reissue, interference proceeding, or any similar proceeding and that no such proceedings are pending or threatened.

6.8	Fees. All maintenance fees, annuities, and the like due on the Patents have been timely paid.

6.9

Validity and Enforceability.  The Patents have never been found invalid or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding.  Except for correspondences from the United States Patent and Trademark Office (e.g., office actions), Seller does not know of and has not received any notice or information of any kind from any source suggesting the Patents may be invalid or unenforceable.

7.	MISCELLANEOUS

7.1

Nonexclusive License Grant-Back.  Upon receipt of executed Assignment of Patent Rights (Exhibit B hereto), Purchaser shall grant Seller a non-transferable, non-exclusive worldwide right and license under the Patents to make, have made, import, use, sell or offer for sale any products and/or services covered by the Patents, all without the right to sublicense.

7.2

Limitation on Consequential Damages.  NEITHER PARTY SHALL HAVE ANY OBLIGATION OR LIABILITY (WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE, OR IMPUTED), REPRESENTATION, STRICT LIABILITY OR PRODUCT LIABILITY, FOR COVER OR FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSS OF REVENUE, PROFIT, SAVINGS OR BUSINESS ARISING FROM OR OTHERWISE RELATED TO THIS AGREEMENT, EVEN IF A PARTY OR ITS EMPLOYEES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.3

Limitation of Liability.  EXCEPT FOR FRAUD OR BREACH OF WARRANTIES OF SECTION 6, EACH PARTY’S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE PURCHASE PRICE SET FORTH IN SECTION 3 OF THIS AGREEMENT.  THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

7.4

Compliance with Laws.  Notwithstanding, anything contained in this Agreement to the contrary, the obligations of the parties shall be subject to all laws, present and future, of any government having jurisdiction over the parties and this transaction, and to orders, regulations, directions or requests of any such government.

7.5

Confidentiality of Terms.  The parties hereto shall keep the terms and existence of this Agreement and the identities of the parties hereto confidential and shall not now to hereafter divulge any of this information to any third party expect: (a) with the prior written consent of the other party; (b) as otherwise may be required by law or legal process, including in confidence to legal and financial advisors in their capacity of advising a party in such matters; (c) during the course of litigation, so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties; or (d) in confidence to its legal counsel, accountants, banks and financing sources and their advisors solely in connection with complying with financial transactions; provided that, in (b) through (d) above, (i) the disclosing party shall use all legitimate and legal means available to minimize the disclosure to third parties, including without limitation seeking a confidential treatment request or protective order whenever appropriate or available; and (ii) the disclosing party shall provide the other party with at least ten (10) days prior written notice of such disclosure.  Without limiting the foregoing, Seller agrees that it will cause its agents involved in this transaction to abide by the terms of this paragraph 7.4, including ensuring that such agents do not disclose or otherwise publicize the existence of this transaction with actual or potential clients in marketing materials, or industry conferences.

7.6

Governing Law; Venue/Jurisdiction.  This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of California, without reference to its choice of law principles to the contrary.  Seller shall not commence or prosecute any action, suit, proceeding or claim arising under or by reason of this Agreement other than in the state or federal courts located in California.  Seller irrevocably consents to the jurisdiction and venue of the courts identified in the preceding sentence in connection with any action, suit, proceeding or claim arising under or by reason of this Agreement.

7.7

Notices: All notices required or permitted to be given hereunder shall be in writing, shall make reference to this Agreement, and shall be delivered by hand, or dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

	If to Seller eAcceleration Corp. 1050 NE Hostmark St., Ste 100B Poulsbo, WA 98370 Attn: Clinton Ballard	If to Purchaser Mount Hamilton Partners, LLC 650 Castro Street, Suite 120-333 Mountain View, CA 94041 Attn: Managing Officer

Notices are to be deemed given on (a) the date of receipt if delivered personally or by express courier (or if delivery refused, the date of refusal), or (b) the fifth (5th) calendar day after the date of posting if sent by US mail.  Notice given in any other manner shall be deemed to have been given only if and when received at the address of the person to be notified.  Either party may from time to time change its address for notices under this Agreement by giving the other party written notice of such change in accordance with this paragraph.

7.8

Relationship of Parties.  The parties are independent contractors and not partners, joint ventures, or agents of the other.  Neither party assumes any liability of or has any authority to bind, or control the activities of, the other.

7.9

Equitable Relief.  Seller agrees that damages alone would be insufficient to compensate Purchaser for a breach of this Agreement, acknowledges that irreparable harm would result from a breach of this Agreement, and consents to the entering of an order for injunctive relief to prevent a breach or further breach, and the entering of an order for specific performance to compel performance of any obligations under this Agreement.

7.10

Severability.  If any provision of this Agreement is found to be invalid or unenforceable, then the remainder of this Agreement shall have full force and effect, and the invalid provision shall be modified, or partially enforced, to the maximum extent permitted to effectuate its original objective.

7.11

Waiver.  Failure by either party to enforce any term of this Agreement shall not be deemed a waiver of future enforcement of that or any other term in this Agreement or any other agreement that may be in place between the parties.

7.12

Miscellaneous.  This agreement, including its exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions.  Neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement.  No amendments or modifications shall be effective unless in a writing signed by authorized representatives of both parties.  These terms and conditions shall prevail notwithstanding any different, conflicting or additional terms and conditions that may appear on any purchase order, acknowledgment or other writing not expressly incorporated into this Agreement.  The following exhibits are attached hereto and incorporated herein: Exhibit A (entitled “Patents to be Assigned”); and Exhibit B (entitled “Assignment of Patent Rights”).

7.13

Counterparts; Electronic Signature.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together constitute one and the same instrument.  Each party shall execute and deliver to the other parties a copy of this Agreement bearing its original signature.  Prior to such execution and delivery, in order to expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of this Agreement shall be deemed original documents.  “Transmitted Copies” means copies that are reproduced or transmitted via email of a .pdf file, photocopy, facsimile or other process of complete and accurate reproduction and transmission.

7.14

Assignment.  The terms and conditions of this Agreement shall inure to the benefit of Purchaser, its successors, assigns and other legal representatives, and shall be binding upon Seller, its successor, assigns and other legal representatives.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

In witness whereof, the parties have executed this Patent Purchase Agreement as of the Effective Date.

PURCHASER:	SELLER:

Mount Hamilton Partners, LLC	eAcceleration Corp.

By:	/s/ Rakesh Ramde	By:	/s/ Clint Ballard

Name:	Rakesh Ramde	Name:	Clint Ballard

Title:	President	Title:	CEO

Exhibit A

PATENTS TO BE ASSIGNED

Patent or Application No.	Country	Filing/Issued Date	Title and Inventor(s)

US 6,430,739	US	07/16/1999	Software execution contingent on home page setting by Clinton L. Ballard.

US 6,473,756	US	06/11/1999	Method for selecting among equivalent files on a global computer network by Clinton L. Ballard.

US 6,157,930	US	09/24/1998	Accelerating access to wide area network information in mode for showing document then verifying validity by Clinton L. Ballard.

US 6,078,960	US	07/03/1998	Client-side load-balancing in client server network by Clinton L. Ballard.

US 5,987,457	US	11/25/1997	Query refinement method for searching documents by Clinton L. Ballard.

US 6,182,050	US	5/28/1998	Advertisements distributed on-line using target criteria screening with method for maintaining end user privacy by Clinton L. Ballard.

Exhibit B

ASSIGNMENT OF PATENT RIGHTS

For good and valuable consideration, the receipt of which is hereby acknowledged, eAcceleration Corp., a Delaware corporation with an office at 1050 NE Hostmark St., Suite 100B, Poulsbo, WA 98370 (“Assignor”), does hereby sell, assign, transfer and convey unto Mount Hamilton Partners, LLC, a Delaware limited liability company with an office at 650 Castro Street, Suite 120-333, Mountain View, CA 94041 (“Assignee”), or its designees, all right, title and interest that exist today and may exist in the future in and to all of the following (the “Patent Rights”): (a) the provisional patent applications, patent applications and patents listed below, (b) all patents or patent applications to which any of the foregoing claim priority, and (c) current or future rights to (i) provisional patent applications, patent applications, and patents of any kind relating to any inventions and discoveries described in any provisional patent applications, patent applications and patents listed below; (ii) reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications, and divisions of such patents and applications; and (iii) foreign counterparts to any of the foregoing, including, without limitation, certificates of invention, utility models, industrial design protection, design patent protection, and other governmental grants; (d) the rights to all inventions and discoveries described in any provisional patent application, patent application or patent listed below and all other rights arising out of such invention and discoveries; (e) rights to apply in any or all countries of the world for patents, certificates of invention, utility models, industrial design protections, design patent protections or other governmental grants of any type related to any of the foregoing categories (a), (b), (c), and (d), including, without limitation, under the Paris Convention for the Protection of Industrial Property, the International Patent Cooperation Treaty, or any other convention, treaty, agreement or understanding; (f) causes of action (whether currently pending, filed, or otherwise) and other enforcement rights, including without limitation, all rights under the provisional patent applications, patent applications and patents listed below and/or under or on account of any of the foregoing categories (b), (c), and/or (d) to

(i)	damages,
(ii)	injunctive relief, and
(iii)	other remedies of any kind

for past, current and future infringement; and

(g) all rights to collect royalties and other payments under or on account of any of the foregoing.

Patent or Application No.	Country	Filing/Issued Date	Title and Inventor(s)

US 6,430,739	US	07/16/1999	Software execution contingent on home page setting by Clinton L. Ballard.

US 6,473,756	US	06/11/1999	Method for selecting among equivalent files on a global computer network by Clinton L. Ballard.

US 6,157,930	US	09/24/1998	Accelerating access to wide area network information in mode for showing document then verifying validity by Clinton L. Ballard.

US 6,078,960	US	07/03/1998	Client-side load-balancing in client server network by Clinton L. Ballard.

US 5,987,457	US	11/25/1997	Query refinement method for searching documents by Clinton L. Ballard.

US 6,182,050	US	05/28/1998	Advertisements distributed on-line using target criteria screening with method for maintaining end user privacy by Clinton L. Ballard.

Assignor represents, warrants and covenants that:

(1)

Assignor has the full power and authority, and has obtained all third party consents, approvals and/or other authorizations required, to enter into this Agreement, make the assignments, and to carry out its obligations under this Assignment of Patent Rights;

(2)

Assignor owns all right, title, and interest to the Patent Rights, including, without limitation, all right, title, and interest to sue for infringement of the Patent Rights. Assignor has obtained and properly recorded previously executed assignments for the Patent Rights as necessary to fully perfect its rights and title therein in accordance with governing law and regulations in each respective jurisdiction. The Patent Rights are free and clear of all liens, claims, mortgages, security interests or other encumbrances, and restrictions. There are no actions, suits, investigations, claims or proceedings threatened, pending or in progress relating in any way to the Patent

2

Rights.  There are no existing contracts, agreements, options, commitments, proposals, bids, offers or rights with, to, or in any person to acquire any of the Patent Rights.

Assignor hereby authorizes the respective patent office or governmental agency in each jurisdiction to issue any and all patents, certificates of invention, utility models or other governmental grants that may be granted upon any of the Patents Rights in the name of Assignee, as the assignee to the entire interest therein.

Assignor shall, at the reasonable request of Assignee and without demanding any further consideration therefore, do all things necessary, proper, or advisable, including without limitation the execution, acknowledgment and recordation of specific assignments, oaths, declarations and other documents on a country-by-country basis, to assist Assignee in obtaining, perfecting, sustaining, and/or enforcing the Patent Rights.  Such assistance shall include providing, and obtaining from the respective inventors, prompt production of pertinent facts and documents, giving of testimony, execution of petitions, oaths, power of attorney, specifications, and declarations or other papers and other assistance reasonably necessary for filing patent applications, complying with any duty of disclosure, and conducting prosecution, reexamination, reissue, interference or other priority proceedings, opposition proceedings, cancellation proceedings, public use proceedings, infringement or other court actions and the like with respect to the Patent Rights.  With prior written approval by Assignee, Assignee will pay Assignor’s reasonable costs and expenses.

The terms and conditions of this Assignment of Patent Rights shall inure to the benefit of Assignee, its successors, assigns and other legal representatives, and shall be binding upon Assignor, its successor, assigns and other legal representatives.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

3

IN WITNESS WHEREOF this Assignment of Patent Rights is executed at Bainbridge Island on 12/15/05.

ASSIGNOR

By:	/s/ Clint Ballard

Name:	Clint Ballard

Title:	CEO

(Signature MUST be notarized)

STATE OF WASHINGTON	)
) ss.
COUNTY OF KITSAP	)

On December 15, 2005, before me, Stephen L. Reece, Notary Public in and for said State, personally appeared Clinton Ballard, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.		[SEAL]

Signature	/s/ Stephen L. Reece

4